UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

On October 24, 2008, Picometrix, LLC (the “Company”), a wholly-owned subsidiary of Advanced Photonix, Inc., executed a Second Amended and Restated Promissory Note (“Note”), effective and dated September 23, 2008, promising to pay the Michigan Economic Development Corporation (“MEDC”) the principal sum of $1,024,526. The Note was issued pursuant to that certain Convertible Loan Agreement (“Loan Agreement), dated September 15, 2004, between the Company and MEDC, as amended on December 2, 2004 and March 17, 2005.

As amended, the Note provides that the Company shall have no obligation to make any payment of principal or accrued interest until October 1, 2009 and provides that amortized principal and accrued interest shall be paid commencing on October 1, 2009 and on the first business day of each of the following thirty-five months; interest shall accrue on the restated principal after each such payment. The outstanding balance of the Note bears interest at a per annum rate of 7%.

The descriptions of the above documents are qualified in their entirety by reference to the copies of the documents filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, which are each incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit

10.1	Second Amended and Restated Promissory Note dated September 23, 2008 by Picometrix, LLC.

10.2	Convertible Loan Agreement dated September 15, 2004 between Picometrix, LLC and the Michigan Economic Development Corporation.

10.3	First Amendment to Convertible Loan Agreement dated December 2, 2004 between Picometrix, LLC and the Michigan Economic Development Corporation.

10.4	Second Amendment to Convertible Loan Agreement dated March 17, 2005 between Picometrix, LLC and the Michigan Economic Development Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard D. Kurtz
Richard D. Kurtz, Chief Executive Officer

Dated:  October 29, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Second Amended and Restated Promissory Note dated September 23, 2008 by Picometrix, LLC.

10.2	Convertible Loan Agreement dated September 15, 2004 between Picometrix, LLC and the Michigan Economic Development Corporation.

10.3	First Amendment to Convertible Loan Agreement dated December 2, 2004 between Picometrix, LLC and the Michigan Economic Development Corporation.

10.4	Second Amendment to Convertible Loan Agreement dated March 17, 2005 between Picometrix, LLC and the Michigan Economic Development Corporation.